UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):April 30, 2015

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive

Downers Grove, Illinois 60515

(Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Liberty Interactive Corporation (“Liberty”) owns approximately 35% of the outstanding shares of common stock of FTD Companies, Inc. (the “Company”). Additional information regarding the relationship between Liberty and the Company is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 28, 2015.

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 30, 2015, the Company, through its wholly-owned subsidiary Provide Creations, Inc., entered into a Purchase and Sale Agreement with Provide Gifts, Inc. (“Seller”), an indirect wholly owned subsidiary of Liberty, pursuant to which Provide Creations, Inc. acquired certain residual assets previously used by Seller in the online e-commerce business operated under the trade name of RedEnvelope for a cash purchase price of $250,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.

Dated: May 1, 2015	By:	/s/ Scott D. Levin
Name: Scott D. Levin
Title: Executive Vice President and General Counsel